EXHIBIT 99.3

PRESS RELEASE                                                 24 September 1998
                                                          FOR IMMEDIATE RELEASE



          Not for release, publication or distribution in or into Canada, Australia or Japan


                                Day Runner UK plc

                 (a wholly owned subsidiary of Day Runner, Inc.)

                                   Cash offer

                                       for

                                Filofax Group plc

Summary

The Board of Day Runner announces a cash offer to acquire the entire issued and to be issued ordinary share capital of Filofax. The Offer is being made by Wasserstein Perella on behalf of Day Runner UK, a wholly owned subsidiary of Day Runner. Cazenove is broker to the Offer.


The Offer:

     is 200 pence in cash for each Filofax Share

     values the entire issued ordinary share capital of Filofax at approximately (pound)47.9 million represents a premium of approximately 42.9 per cent. over yesterday's closing middle market price of 140 pence per Filofax Share is higher than any daily closing price since Filofax's profit warning in July 1996 represents a multiple of 13.3x Filofax's 1998 earnings per share, before the loss attributable to Henry Ling

Day Runner markets personal organising products to broad-based consumer audiences through retail distribution channels. It is the leading producer of paper-based personal organisers for the US retail market and also supplies a number of related organising products. Through a careful strategy of building its brand, Day Runner has seen sales increase at a compound annual growth rate of over 18 per cent. over the last five years to US$167.8 million for the year ended 30 June 1998. In the same period Day Runner's net income increased at a compound annual growth rate of over 27 per cent. This performance is attributable almost entirely to organic growth.

Day Runner has closely followed Filofax and observed how in recent years Filofax has struggled to find a way forward, failed to develop the Filofax brand and failed to deliver value:

      it has been ex-growth since 1996

      its share price has underperformed the FTSE All-Share Index by over 59 per cent since 1 January 1996 its diversification strategy has failed

      it has had reorganisations and reviews but has not delivered results its talks with third parties earlier this year did not deliver value it has itself recently pointed towards reduced growth expectations

Commenting on the Offer, Mark Vidovich, Chairman of Day Runner, said today:

"We are offering a serious price for an underperforming company that lacks direction. Filofax needs Day Runner's skills to develop the brand further and take the business forward."

Press Enquiries:

Day Runner                              Mark Vidovich        Tel:  0171 404 5959
                                        Judy Tucker          Tel:  0171 404 5959

Wasserstein Perella                     Howard Covington     Tel:  0171 446 8000
                                        Karen Dodd           Tel:  0171 446 8000

Cazenove                                Julian Cazalet       Tel:  0171 825 9350
                                        Ed Byers             Tel:  0171 825 9113

Brunswick                               James Bradley        Tel:  0171 404 5959
                                        Lucas van Praag      Tel:  0171 404 5959

The Offer is not being made, directly or indirectly, in or into, or by use of the mails of, or by any means or instrumentality (including, without limitation, telephonically or electronically) of interstate or foreign commerce of, or any facilities of a national securities exchange of, Canada, Australia or Japan and the Offer will not be capable of acceptance by any such use, means, instrumentality or facilities or from within Canada, Australia or Japan, except pursuant to any applicable exemption.

The Loan Notes which may be issued pursuant to the Offer have not been, and will not be, registered under the Securities Act or under any of the relevant securities laws of any State of the United States, Canada, Australia or Japan. Accordingly, unless an exemption under the Securities Act or such relevant securities laws is applicable, the Loan Notes may not be offered, sold, resold, delivered or distributed, directly or indirectly, in or into the United States, Canada, Australia or Japan and will not be available to US Persons.

Wasserstein Perella, which is regulated in the UK by The Securities and Futures Authority Limited, is acting for Day Runner and Day Runner UK and no one else in connection with the Offer and will not be responsible to anyone other than Day Runner and Day Runner UK for providing the protections afforded to customers of Wasserstein Perella nor for giving advice in relation to the Offer.

This summary should be read in conjunction with the attached announcement.

PRESS RELEASE                                                  24 September 1998
                                                           FOR IMMEDIATE RELEASE


     Not for release, publication or distribution in or into Canada, Australia or Japan

                                Day Runner UK plc

                 (a wholly owned subsidiary of Day Runner, Inc.)

                                   Cash offer

                                       for

                                Filofax Group plc

Introduction

The Board of Day Runner announces the terms of a cash offer for Filofax. The Offer is being made by Wasserstein Perella on behalf of Day Runner UK, a wholly owned subsidiary of Day Runner, for the entire issued and to be issued ordinary share capital of Filofax. Cazenove is broker to the Offer.


The Offer

The Offer is being made on the following basis:

         For each Filofax Share                                200 pence in cash

The Offer values Filofax's issued share capital at approximately (pound)47.9 million.

The Offer represents a premium of approximately 42.9 per cent. to yesterday's closing middle market price of 140 pence per Filofax Share and a multiple of 13.3x Filofax's 1998 earnings per share, before the loss attributable to Henry Ling. It is also a higher price than any daily closing price since Filofax's profit warning in July 1996

The Offer will be subject to the conditions and on the terms set out in Appendix I and on the further terms to be set out in the Offer Document.

Filofax Shares will be acquired pursuant to the Offer fully paid and free from all liens, equities, charges, encumbrances and other interests and together with all rights now or hereafter attaching thereto, including, without limitation, the right to receive and retain all dividends and other distributions announced, declared, made or paid after 31 March 1998, save for the final ordinary dividend of 2.42 pence per Filofax Share payable on 30 October 1998.

The Offer will extend to all existing issued Filofax Shares and any Filofax Shares which are unconditionally allotted or issued prior to the date on which the Offer closes (or such earlier date not (without the consent of the Panel) being earlier than the date on which the Offer becomes or is declared unconditional as to acceptances or, if later, the first closing date of the Offer, as Day Runner UK may decide) as a result of the exercise of options under the Filofax Share Schemes or otherwise.


Background to and reasons for the Offer

Day Runner has closely followed Filofax and observed how in recent years Filofax has struggled to find a way forward, failed to develop the Filofax brand and failed to deliver value:

      it has been ex-growth since 1996

     its share price has underperformed the FTSE All-Share Index by over 59 per cent. since 1 January 1996 its diversification strategy has failed

      it has had reorganisations and reviews but has not delivered results its talks with third parties earlier this year did not deliver value it has itself recently pointed towards reduced growth expectations

Day Runner has believed for some time that a combination of Day Runner and Filofax would create a much stronger platform to develop the Filofax brand and so create value for both sets of shareholders. In many ways Day Runner is the logical international partner for Filofax. Day Runner and Filofax are complementary both in geographical coverage and in distribution channels.

In November 1997, Filofax announced that it had initiated a review of the strategic opportunities open to it. This led to talks with a number of parties regarding strategic alliances, joint ventures and the sale of the group. Day Runner was astounded that despite this apparently far reaching review, Filofax made no attempt during this period to develop a dialogue with Day Runner. Filofax's talks came to nothing and failed to deliver value for Filofax's Shareholders.

Against this background, Day Runner believes it is in the interests of the business and its shareholders for Day Runner to make a public case for a combination. Day Runner is prepared to offer a full cash price for Filofax despite the current uncertainties in financial markets and the world economy and is confident in its ability to develop the Filofax brand in a way that current management has been unable to do.

Information on Day Runner UK


Day Runner UK is an indirect wholly owned subsidiary of Day Runner, and has been established in order to implement the Offer. To date, Day Runner UK has engaged in no activities other than those incidental to its incorporation and the making of the Offer.


Information on Day Runner

Day Runner markets personal organising products to broad-based consumer audiences through retail distribution channels. It is the leading producer of paper-based personal organisers for the US retail market and also supplies a number of related organising products. Day Runner is headquartered in Irvine, California. Its shares are quoted on The Nasdaq Stock Market in the US (ticker symbol "DAYR"), and it has a market capitalisation of approximately US$ 229 million ((pound)136 million).

Through a careful strategy of building its brand, Day Runner has seen sales increase at a compound annual growth rate of over 18 per cent. over the last five years. In the same period Day Runner's net income increased at a compound annual growth rate of over 27 per cent. This performance is attributable almost entirely to organic growth.

In the year ended 30 June 1998, Day Runner reported audited consolidated operating profit of US$25.6 million ((pound) 15.2 million) on sales of US$167.8 million ((pound) 99.9 million). This represented sales growth of 31.8 per cent. over the prior year. At 30 June 1998, Day Runner had shareholders' funds of US$74.5 million ((pound) 44.4 million).

Day Runner has established a strong retail distribution network in the US, where its products are carried by more than 20,000 retail stores. During its fiscal year ended 30 June 1998, Day Runner sold more than 6 million organisers and approximately 20 million refills, which include calendars, other pages and accessories.

A key element of Day Runner's strategy has been to identify and cultivate new sources of demand for organisers by creating organisers and planners designed to appeal to distinct consumer segments, from business and professional people to students and housewives. All of these products have been internally developed. Suggested retail prices for Day Runner's organisers range from US$4 to $150 (approximately (pound) 2.38 to (pound) 89.29). Organiser lines include:

      Day Runner(R) System, the original Day Runner time management system

      PRO Business System(R), designed for business and professional people

      FactCentre(TM), aimed at budget-conscious consumers

      4-1-1(TM) Student Planners

      Perennials(TM), designed to appeal to young women

      Licensed products featuring DILBERT(TM), The Mickey Unlimited Brand of the Walt Disney Co., THE FAR SIDE(R) and Warner Bros. Looney Tunes(TM) classic cartoon characters

To leverage its brand name and strong retail distribution, Day Runner also develops, manufactures and markets a number of related organising products. Sales of related organising products grew by 221 per cent. in the year ended 30 June 1998 and represented 19.6 per cent. of Day Runner's total turnover. Internally developed related organising products, virtually all of which have been introduced since March 1995, include telephone/address books, appointment books, business accessories, pocket calendars, desk calendars and several lines of organising wallboards, among others.

Day Runner's student planners have established Day Runner as a supplier of back-to-school products. Day Runner's success at building its back-to-school business since 1994 has been the primary factor in reducing the seasonality of Day Runner's sales by lessening its dependence on calendar year-end purchasing and establishing a second strong selling season. Day Runner's sales in the quarter ended 30 June, the primary quarter for back-to-school shipments, have grown from US$14.0 million in 1993, the year before Day Runner introduced 4-1-1 Student Planners, to US$50.9 million in 1998.


Information on Filofax

Filofax is a manufacturer and supplier of stationery products. Filofax's core business is the supply of ring binder organisers under the Filofax, Microfile and Lefax brands. Other products include time management systems, business forms and telephone message pads and up-market writing instruments.

In the year ended 31 March 1998, Filofax's consolidated turnover was (pound)42.2 million ((pound)37.7 million for continuing operations) and operating profit was (pound)4.3 million ((pound)6.1 million for continuing operations). Net assets at 31 March 1998 were (pound)10.5 million.


The Loan Note Alternative

Instead of some or all of the cash consideration which would otherwise be receivable by them under the Offer, Filofax Shareholders (other than persons who are citizens or residents of the United States and certain other overseas persons) accepting the Offer will be entitled to elect to receive Loan Notes on the following basis:

     for each (pound)1 of cash consideration under the Offer
      (pound)1 nominal of Loan Notes

The Loan Notes will be unsecured obligations of Day Runner UK and will be issued, credited as fully paid, in amounts and integral multiples of (pound)1 nominal value; all fractional entitlements will be disregarded and not paid. The Loan Notes will bear interest (from the date of issue to the relevant holder of Loan Notes) at a rate of 1.0 per cent. per annum below LIBOR. Interest on the Loan Notes will be payable annually in arrears on 30 September (or, if not a business day in any year, on the first business day thereafter), commencing 30 September 1999. The Loan Notes will be redeemable at the option of the holders on each interest payment date from and including 30 September 1999 (or, if not a business day, on the first business day thereafter ). Unless previously redeemed or purchased, the Loan Notes will be redeemed on 30 September 2003 or, if not a business day, on the first business day thereafter. The Loan Notes will, subject to certain conditions, be transferable but no application is intended to be made for the Loan Notes to be listed, or dealt in, on any stock exchange. Payment of principal of and interest on the Loan Notes will be guaranteed by Day Runner. The Loan Notes have not been, and will not be, registered under the Securities Act or under any other securities laws and should not be offered, sold, resold, delivered or distributed, directly or indirectly, in or into the United States, Canada, Australia or Japan and will not be available to US Persons (except in transactions exempt from or not subject to the registration requirements of the Securities Act or the relevant securities laws of any State of the United States, Canada, Japan or Australia).


The Loan Note Alternative will be conditional on the Offer becoming or being declared unconditional in all respects and will remain open for so long as the Offer remains open for acceptance. No Loan Notes will be issued unless, by the time the Offer becomes or is declared wholly unconditional, valid elections from accepting Filofax Shareholders have been received for at least (pound)5 million nominal value of Loan Notes (or such lesser value as Day Runner UK may decide). If insufficient elections are received, Filofax Shareholders who validly elect for the Loan Note Alternative will instead receive cash in accordance with the terms of the Offer. Details of the principal terms of the Loan Notes will be contained in the Offer Document.


Financing for the Offer

Day Runner will finance the Offer out of medium term credit facilities which it has put in place both for this purpose and to provide working capital for the Day Runner Group in future.


Employees

The Board of Day Runner has confirmed that the existing employment rights, including pension rights, of the employees of Filofax will be fully safeguarded.


Filofax Share Schemes


The Offer extends to any Filofax Shares unconditionally allotted or issued prior to the date on which the Offer closes (or such earlier date as Day Runner UK may determine) as a result of the exercise of options granted under the Filofax Share Schemes. To the extent that such options are not or cannot be exercised in full, it is intended that appropriate proposals will be made to option holders under the Filofax Shares Schemes in due course, once the Offer has become unconditional in all respects.


General

Neither Day Runner nor Day Runner UK, nor any of their respective directors nor, so far as Day Runner UK is aware, any person acting in concert with Day Runner or Day Runner UK, owns or controls any Filofax Shares or has any option to acquire any Filofax Shares, or has entered into any derivative referenced to securities of Filofax which remains outstanding.

The Offer Document, setting out details of the Offer (including the Loan Note Alternative) and the Form of Acceptance will be posted to Filofax Shareholders as soon as practicable. The Offer will be open for at least twenty business days from the date of the Offer Document.

The availability of the Offer and any election thereunder to persons outside the UK may be affected by the laws of the relevant jurisdiction. Such persons should inform themselves about and observe any applicable requirements.

This announcement does not constitute an offer or an invitation to purchase any securities.


Certain terms used in this announcement are defined in Appendix II.


Day Runner and PRO Business System are registered trademarks, and FactCentre, 4-1-1 and Perennials are trademarks of Day Runner, Inc. (C)Disney. DILBERT is a trademark of United Feature Syndicate, Inc. THE FAR SIDE is a registered trademark of FarWorks, Inc. LOONEY TUNES, characters, names and all related indicia are trademarks of Warner Bros. All other trademarks remain the property of their respective companies.


Press Enquiries:

Day Runner                              Mark Vidovich       Tel:   0171 404 5959
                                        Judy Tucker         Tel:   0171 404 5959

Wasserstein Perella                     Howard Covington    Tel:   0171 446 8000
                                        Karen Dodd          Tel:   0171 446 8000

Cazenove                                Julian Cazalet      Tel:   0171 825 9350
                                        Ed Byers            Tel:   0171 825 9113

Brunswick                               James Bradley       Tel:   0171 404 5959
                                        Lucas van Praag     Tel:   0171 404 5959

Wasserstein Perella, which is regulated in the UK by The Securities and Futures Authority Limited, is acting for Day Runner and Day Runner UK and no one else in connection with the Offer and will not be responsible to anyone other than Day Runner and Day Runner UK for providing the protections afforded to customers of Wasserstein Perella nor for giving advice in relation to the Offer.

The Offer is not being made, directly or indirectly, in or into, or by use of the mails of, or by any means or instrumentality (including, without limitation, telephonically or electronically) of interstate or foreign commerce of, or any facilities of a national securities exchange of, Canada, Australia or Japan and the Offer will not be capable of acceptance by any such use, means, instrumentality or facilities or from within Canada, Australia or Japan except pursuant to any applicable exemption.

The Loan Notes which may be issued pursuant to the Offer have not been, and will not be, registered under the Securities Act or under any of the relevant securities laws of any State of the United States, Canada, Australia or Japan. Accordingly, unless an exemption under the Securities Act or such relevant securities laws is applicable, the Loan Notes may not be offered, sold, resold, delivered or distributed, directly or indirectly, in or into the United States, Canada, Australia or Japan and will not be available to US Persons.

                                   Appendix I

                Conditions and certain further terms of the Offer



The Offer, which is being made by Wasserstein Perella on behalf of Day Runner UK, will comply with the applicable rules of the London Stock Exchange and the Code and with US federal securities laws (except to the extent that exemptive relief has been granted by the SEC). In addition, the Offer (which includes the Loan Note Alternative) will be subject to the following conditions:

               (i) valid acceptances being received (and not, where permitted, withdrawn) by not later than 3.00 pm (London time) on the first closing date of the Offer (or such later time(s) and/or date(s) as Day Runner UK may, subject to the rules of the Code, decide) in respect of not less than 90 per cent. (or such lesser percentage as Day Runner UK may decide) in nominal value of the Filofax Shares to which the Offer relates, provided that this condition shall not be satisfied unless Day Runner UK and/or its wholly owned subsidiaries shall have acquired or agreed to acquire, whether pursuant to the Offer or otherwise, Filofax Shares carrying in aggregate more than 50 per cent. of the voting rights then exercisable at a general meeting of Filofax. For the purposes of this condition:

            (a) to the extent, if any, required by the Panel, Filofax Shares that are unconditionally allotted but not issued before the Offer becomes or is declared unconditional as to acceptances, whether pursuant to the exercise of any outstanding subscription or conversion rights or otherwise, shall be deemed to carry the voting rights they will carry upon issue; and

            (b) the expression "Filofax Shares to which the Offer relates" shall be construed in accordance with Sections 428 to 430F of the Companies Act;

               (ii) an announcement being made indicating in terms satisfactory to Day Runner UK that it is not the intention of the Secretary of State for Trade and Industry to refer the proposed acquisition of Filofax by Day Runner UK, or any matters arising therefrom, to the Monopolies and Mergers Commission;

               (iii) the expiry or early  termination of all applicable  waiting
          periods   under  the   United   States   Hart-Scott-Rodino   Antitrust
          Improvements Act of 1976 and the regulations made thereunder;

(iv) no relevant authority having intervened in a way that would or might reasonably be expected to:

            (a) make the Offer or its implementation or the acquisition or proposed acquisition by any member of the Wider Day Runner Group of any Filofax Shares, or the acquisition of control of any member of the Wider Filofax Group by any member of the Wider Day Runner Group, void, unenforceable and/or illegal or directly or indirectly restrain, restrict, prohibit, delay or otherwise interfere with the implementation thereof, or impose additional conditions or obligations with respect thereto, or otherwise challenge or hinder the Offer or its implementation or the acquisition or proposed acquisition of any Filofax Shares, or the acquisition of control of any member of the Wider Filofax Group by any member of the Wider Day Runner Group;

            (b) require, prevent or delay the divestiture or alter the terms of any proposed divestiture by any member of the Wider Day Runner Group or the Wider Filofax Group of all or any part of their respective businesses, assets or properties or impose any limitation on the ability of any of them to conduct any of their respective businesses or to own any of their respective assets or properties or any part thereof;

            (c) impose any limitation on, or result in a delay in, the ability of any member of the Wider Day Runner Group or of any member of the Wider Filofax Group, directly or indirectly, to acquire or hold or exercise effectively any rights of ownership of shares or loans or securities convertible into shares or any other securities (or the equivalent) in any member of the Wider Filofax Group or to exercise management control over any such member of the Wider Filofax Group;

            (d) require any member of the Wider Day Runner Group or the Wider Filofax Group to acquire or to offer to acquire any shares or other securities (or the equivalent) or interest in any member of the Wider Day Runner Group or the Wider Filofax Group or any asset owned by any third party or to sell, or to offer to sell, any shares or other securities (or the equivalent) or interest in or any asset owned by any member of the Wider Day Runner Group or the Wider Filofax Group;

            (e) result in a delay in the ability of any member of the Wider Day Runner Group, or render any member of the Wider Day Runner Group unable, to acquire some or all of the shares or other securities (or the equivalent) or interest in, or control of, any member of the Wider Filofax Group or require or prevent or delay divestiture by any member of the Wider Day Runner Group or the Wider Filofax Group of the same;

            (f) impose any limitation on the ability of any member of the Wider Day Runner Group or the Wider Filofax Group to co-ordinate all or any part of its business with all or any part of the business of any other member of the Wider Day Runner Group or the Wider Filofax Group; or

            (g) otherwise adversely affect the business, assets, profits or prospects of any member of the Wider Day Runner Group or Wider Filofax Group,

            and all applicable waiting and other time periods during which any relevant authority could have intervened, in respect of the Offer or the acquisition or proposed acquisition of any shares or other securities (or the equivalent) or interest in, or control of, any member of the Wider Filofax Group by any member of the Wider Day Runner Group, having expired, lapsed or terminated;

     (v) all necessary notifications and filings having been made, all regulatory and statutory obligations having been complied with, all appropriate waiting or other time periods under any applicable legislation or regulations in any jurisdiction having expired, lapsed or terminated in each case in respect of the Offer or the acquisition or proposed acquisition of any shares or other securities (or the equivalent) or interest in, or control of, any member of the Wider Filofax Group by any member of the Wider Day Runner Group and all authorisations and determinations necessary or appropriate in any jurisdiction for or in respect of the Offer or the acquisition or proposed acquisition of any shares or other securities (or the equivalent) or interest in, or control of, any member of the Wider Filofax Group by any member of the Wider Day Runner Group or in relation to the affairs of any member of the Wider Filofax Group having been obtained in terms and in a form satisfactory to Day Runner UK from all relevant authorities or (without prejudice to the generality of the foregoing) from any persons or bodies with whom any member of the Wider Filofax Group or the Wider Day Runner Group has entered into contractual arrangements and such authorisations and determinations together with all authorisations and determinations necessary or appropriate for any member of the Wider Filofax Group to carry on its business remaining in full force and effect at the time at which the Offer becomes otherwise unconditional in all respects and all filings necessary for such purpose having been made and there being no notice of any intention to revoke, suspend, restrict, modify or not renew any of the same having been received;

     (vi) there being no provision of any agreement, arrangement, licence, permit or other instrument to which any member of the Wider Filofax Group is a party or by or to which any such member or any of its assets may be bound, entitled or subject which would, could or might reasonably be expected to, as a result of (i) the Offer, (ii) the proposed acquisition by any member of the Wider Day Runner Group of the shares or other securities (or the equivalent) or interest in any member of the Wider Filofax Group or any of them, or (iii) a change in the control or management of any member of the Wider Filofax Group, result in:

            (a) any moneys borrowed by, or any other indebtedness, actual or contingent, of or any grant available to any such member being or becoming repayable or capable of being declared repayable immediately or prior to its stated maturity, or the ability of any such member to borrow moneys or incur any indebtedness being withdrawn or inhibited;

            (b) any such agreement, arrangement, licence, permit or other instrument being terminated or modified or any obligation or liability arising or any action being taken or arising thereunder;

            (c) the rights, liabilities, obligations or interests of any such member under any such agreement, arrangement, licence, permit or instrument or the interests or business of any such member in or with any other person, firm, company or body (or any arrangements relating to any such interests or business) being terminated or modified or affected;

            (d) any such member ceasing to be able to carry on its business under any name under which it at present does so or ceasing to be able to use in its business any names, trademarks or other intellectual property rights which it at present uses, in each case on the same basis and terms as at present apply;

            (e) any assets or interests of any such member being or falling to be disposed of or charged or any right arising under which any such asset or interest could be required to be disposed of or charged;

            (f) the creation of any mortgage, charge or other security interest over the whole or any part of the business, property or assets of any such member or any such security interest (whenever and wherever arising or having arisen) becoming enforceable;

            (g) the value of, or financial or trading position or prospects of, any such member being prejudiced or adversely affected; or

            (h) the creation of any liability, actual or contingent, by any such member;

            and no event having occurred which, under any provision of any agreement, arrangement, licence, permit or other instrument to which any member of the Wider Filofax Group is a party or by or to which any such member or any of its assets may be bound, entitled or subject, could or might reasonably be expected to result in any of the events or circumstances as are referred to in subparagraphs (a) to (h) of this condition (vi);

(vii) no member of the Wider Filofax Group having since 31 March 1998 (save as disclosed in the annual report and accounts of Filofax for the year ended 31 March 1998 or otherwise announced on or before 23 September 1998 by Filofax on the London Stock Exchange (information which has been disclosed or announced in such manner and on or before such date being "publicly announced")):

            (a) (save as between Filofax and members of the Wholly owned Filofax Group or upon the exercise of rights to subscribe for Filofax Shares pursuant to the exercise of options granted under any of the Filofax Share Schemes on or prior to 31 March 1998) issued or allotted or agreed to issue or allot or authorised or proposed the issue or allotment of additional shares of any class, or of securities convertible into, or rights, warrants or options to subscribe for or acquire, any such shares or convertible securities;

            (b) recommended, declared, paid or made or proposed to recommend, declare, pay or make any bonus, dividend or other distribution other than to a member of the Wholly owned Filofax Group, save for the final ordinary dividend of 2.42 pence per Filofax Share payable on 30 October 1998;

            (c) acquired or disposed of or transferred, mortgaged or charged or created any security interest over any assets or any rights, title or interest in any asset (including shares and trade investments) or merged with or demerged any body corporate or authorised or proposed or announced any intention to propose any such merger, demerger, acquisition, disposal, transfer, mortgage, charge or security interest;

            (d) made or authorised or proposed or announced an intention to propose any change in its share or loan capital (save for any Filofax Shares allotted upon exercise of options granted on or before 31 March 1998 under the Filofax Share Schemes);

            (e)         issued,   authorised   or  proposed  the  issue  of  any
                        debentures or incurred or increased any indebtedness or contingent liability;

            (f) purchased, redeemed or repaid or proposed the redemption or repayment of any of its own shares or other securities (or the equivalent) or reduced or proposed the reduction of any of its share or loan capital;

            (g) entered into any contract, reconstruction, amalgamation, commitment or other transaction or arrangement otherwise than in the ordinary course of business or entered into or varied, or announced its intention to enter into or vary, any contract with or in relation to any of the directors or senior executives or consultants of the Wider Filofax Group;

            (h) entered into or varied or authorised or proposed any contract, transaction or commitment (whether in respect of capital expenditure or otherwise) which is of a long-term, onerous or unusual nature or magnitude or which involves or could involve an obligation of such a nature or magnitude;

            (i) entered into any contract, transaction or arrangement which consents to or may result in the restriction of the scope of the business of any member of the Wider Filofax Group or of the Wider Day Runner Group and no member of the Wider Filofax Group being a party to or otherwise affected by any such contract, transaction or arrangement whether the same was entered into before or after 31 March 1998;

            (j)         waived or compromised any claim;

            (k) taken any corporate action or had any legal proceedings started or threatened against it for its winding-up, dissolution or reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of all or any of its assets or revenues or any analogous proceedings or appointment in any jurisdiction or had any such person appointed;

     (l) made or agreed or consented to any significant change to the terms of the trust deeds constituting the pension schemes established for its directors, employees or their dependents or the benefits which accrue, or to the pensions which are payable, thereunder, or to the basis on which qualifications for, or accrual or entitlement to, such benefits or pensions are calculated or determined or to the basis upon which the liabilities (including pensions) of such pension schemes are funded or made, or agreed or consented to any change to the trustees involving the appointment of a trust corporation or allowed any deficit (actual or contingent) to arise or persist in relation to the funding of any such scheme;

            (m) been unable or admitted in writing that it is unable, to pay its debts or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or substantial part of any business;

            (n) made any alteration to its memorandum or articles of association, or other incorporation documents; or

            (o) entered into an agreement, contract, arrangement or commitment or passed any resolution or made any offer (which remains open for acceptance) or proposal with respect to any of the circumstances or events, referred to in this condition (vii);

(viii) since 31 March 1998, and save as publicly announced:

     (a) no adverse change or deterioration having occurred in the business, assets, financial or trading position or profits or prospects of Filofax or any other member of the Wider Filofax Group;

     (b) no litigation or arbitration proceedings, prosecution or other legal proceedings to which any member of the Wider Filofax Group is or may become a party (whether as plaintiff or defendant or otherwise) or which may otherwise affect any such member having been announced, instituted or threatened by or against or remaining outstanding by or against any member of the Wider Filofax Group or which may otherwise affect any such member and no investigation by any relevant authority against or in respect of or affecting any member of the Wider Filofax Group having been threatened, announced or instituted or remaining outstanding and which in any such case might adversely affect any member of the Wider Filofax Group;

            (c) there having been no receiver, administrator, administrative receiver, trustee or similar officer appointed over any of the assets or revenues of any member of the Wider Filofax Group or any analogous proceedings or steps having taken place under the laws of any jurisdiction and there having been no petition presented for the administration of any member of the Wider Filofax Group or any analogous proceedings or any steps having taken place under the laws of any other jurisdictions; and

            (d) no contingent or other liability having arisen or become apparent or increased that might be likely to have an adverse effect on any member of the Wider Filofax Group;

(ix) Day Runner UK not having discovered that:

            (a) any financial, business or other information concerning Filofax or the Wider Filofax Group that has been publicly disclosed at any time by or on behalf of any member of the Wider Filofax Group is misleading, contains a misrepresentation of fact or omits to state a fact necessary to make the information contained therein not misleading and which was not corrected by subsequent public announcement made on the London Stock Exchange on or before 23 September 1998; or

            (b) any member of the Wider Filofax Group or any partnership in which any member of the Wider Filofax Group has a significant economic interest having any liability
                        (contingent   or   otherwise)   that  is  not   publicly
                        announced;

(x) Day Runner UK not having discovered that:

            (a) any past or present member of the Wider Filofax Group has not complied with all applicable legislation or regulations of any jurisdiction with regard to the storage, carriage, disposal, discharge, spillage, leak or emission of any waste or hazardous substance or any substance likely to impair the environment or harm human health, which non-compliance or any other disposal, discharge, spillage, leak or emission which has occurred would be likely to give rise to any liability (whether actual or contingent) on the part of any member of the Wider Filofax Group; or

             (b) there has been a disposal, discharge, spillage, emission or leak of waste or any hazardous substance or any substance likely to impair the environment or harm human health on or about, or there has been an emission or discharge of any waste or any hazardous substance or any substance likely to impair the environment or harm human health from, any land or other asset owned, occupied or made use of by any member of the Wider Filofax Group, or in which any such member may have an interest, which would be likely to give rise to any liability or cost (whether actual or contingent) on the part of any member of the Wider Filofax Group; or

            (c) there is or is likely to be any liability (whether contingent or otherwise) to make good, repair, reinstate or clean up any property now or previously owned, occupied or made use of by any past or present member of the Wider Filofax Group, or in which any such member may now or previously have had or be deemed to have or have had an interest, under any environmental legislation, regulation, notice, circular or order of any relevant authority, or to contribute to the cost thereof or associated therewith or indemnify any person in relation thereto; or

            (d) circumstances exist whereby a person or class of persons would be likely to have any claim or claims in respect of any product, by-product or process of manufacture or service or materials used therein now or previously manufactured, supplied, sold or carried out or in any way dealt with or handled by any past or present member of the Wider Filofax Group which claim or claims would be likely adversely to affect any member of the Wider Filofax Group.

For the purposes of these conditions:

     (a) "relevant authority" means any government, government department or governmental, quasi-governmental, supranational, statutory or regulatory body, court, trade agency, professional association or institution or environmental body or any other body or person in any jurisdiction;

     (b) a relevant authority shall be regarded as having "intervened" if it has instituted, implemented, threatened or communicated its intention to take any action, proceedings, suit, investigation, inquiry or reference, or made, enacted or proposed any statute, regulation, decision or order, or taken any measures or other steps or otherwise having indicated that it may do any of the foregoing and "intervene" shall be construed accordingly;

     (c)  "authorisations" means authorisations,  orders, grants,  recognitions,
          determinations,   confirmations,   consents,   licences,   clearances,
          permissions, exemptions and approvals;

     (d) "the Wider Filofax Group" means Filofax and its subsidiary undertakings, associated undertakings and any other undertakings in which Filofax and such undertakings (aggregating their interests) have a substantial interest and "the Wider Day Runner Group" means Day Runner, any holding company and any subsidiary undertaking, associated undertakings and any other undertaking in which Day Runner and such undertakings (aggregating their interests) have a substantial interest and, for these purposes, "holding company", "subsidiary undertaking", "associated undertaking" and "undertaking" have the meanings given by the Companies Act (but for this purpose ignoring paragraph 20(1)(b) of Schedule 4A to the Companies Act) and "substantial interest" means a direct or indirect interest in 15 per cent. or more of the equity or voting capital of an undertaking; and

     (e) "the Wholly owned Filofax Group" means Filofax and those of its subsidiaries in which it has a direct or indirect interest in 100 per cent. of the equity and voting capital.

Day Runner UK reserves the right to waive all or any of the above conditions, in whole or in part, except condition (i). The Offer will lapse unless all the above conditions have been satisfied or (if capable of waiver) waived, or, where appropriate, have been determined by Day Runner UK in its reasonable opinion to be or remain satisfied, by midnight on the day which is 21 days after the later of the first closing date of the Offer and the date on which the Offer becomes or is declared unconditional as to acceptances, or such later date as Day Runner UK may, with the consent of the Panel, decide, provided that Day Runner UK shall be under no obligation to waive or treat as satisfied any of conditions (ii) to
(x) inclusive by a date earlier than the latest date specified or referred to above for the satisfaction thereof notwithstanding that any such condition or the other conditions of the Offer may at such earlier date have been waived or satisfied and that there are at such earlier date no circumstances indicating that any of such conditions may not be capable of being satisfied.

The Offer will lapse if the acquisition of Filofax is referred to the Monopolies and Mergers Commission before the later of 3.00 pm (London time) on the first closing date of the Offer and the date on which the Offer becomes or is declared unconditional as to acceptances. In such circumstances, the Offer will cease to be capable of further acceptance and Day Runner UK and accepting Filofax Shareholders shall thereupon cease to be bound by forms of acceptance submitted at or before the time when the Offer so lapses.

If Day Runner UK is required by the Panel to make an offer for Filofax Shares under the provisions of Rule 9 of the Code, Day Runner UK may make such alterations to the terms and conditions of the Offer as are necessary to comply with the provisions of that Rule.

                                   Appendix II

                                   Definitions

The following definitions apply throughout this document, unless the context requires otherwise:

 "business                         day" any day, other than a Saturday or Sunday
                                   or a US federal holiday or UK Bank Holiday and consisting of the time period from 12.01 am until and including 12.00 (midnight) (New
                                   York City time);

"Cazenove"                         Cazenove & Co.;

 "Code"                            The City Code on Takeovers and Mergers;

"Companies Act"                    the Companies Act 1985, as amended;

"Daily Official List"              the Daily Official List of the London Stock
                                   Exchange;

 "Day Runner"                      Day Runner, Inc.;

"Day Runner Group"                 the group of companies of which Day Runner is
                                   the ultimate holding company;

"Day Runner UK" or the             Day Runner UK plc, a wholly owned subsidiary
                                   of Day Runner;
"Offeror"

 "Filofax"                         Filofax Group plc;

"Filofax Group"                    the group of companies of which Filofax is
                                   the ultimate holding company;

"Filofax Share Schemes"            the Filofax  Employee  Sharesave  Scheme, the
                                   Filofax  approved  Executive Share Option
                                   Scheme and the Filofax unapproved Executive
                                   Share Option Scheme;

"Filofax Shareholders"             holders of Filofax Shares;

"Filofax Shares" the existing unconditionally allotted or issued and fully paid ordinary shares of 5 pence each in the capital of Filofax and any further such shares that are unconditionally allotted or issued at or prior to the time at which the Offer ceases to be open for acceptance (or, subject to the provisions of the Code, such earlier time and/or date as Day Runner UK may decide);

"Form of Acceptance"               the Form of  Acceptance,  Authority and
                                   Election for use by Filofax Shareholders in connection with the Offer;

"Henry                             Ling" the company formerly named Henry Ling &
                                   Son  (London)   Limited  and  renamed   Elijo
                                   (London) Limited on 9 April 1998;

"LIBOR" London Interbank Offered Rate for one year sterling deposits;

"Loan Note Alternative" the alternative whereby Filofax Shareholders (other than certain overseas persons) validly accepting the Offer may elect to receive Loan Notes instead of all or part of the cash consideration to which they would otherwise be entitled under the Offer;

"Loan Note Instrument"             the loan note instrument constituting the
                                   Loan Notes;

"Loan Notes"                       the floating  rate,  guaranteed,  unsecured
                                   loan notes to be issued by Day Runner
                                   UK pursuant to the Loan Note Alternative;

"London Stock Exchange"            the London Stock Exchange Limited;

 "Offer" the offer by Wasserstein Perella on behalf of Day Runner UK to acquire the Filofax Shares other than those already owned by Day Runner UK on the terms and subject to the conditions to be set out in the Offer Document and the Form of Acceptance including, where the context so requires, any subsequent revision, variation, extension or renewal of such offer;

"Offer Document"                   the document by means of which the Offer is
                                   made;

"Panel"                            The Panel on Takeovers and Mergers;

"SEC"                              the US Securities and Exchange Commission;

"Securities Act"                   the US Securities  Act of  1933, as  amended,
                                   and the rules and regulations promulgated thereunder;

"UK" or "United Kingdom"           the United Kingdom of Great Britain and
                                   Northern Ireland;

"United States, US or USA" the United States of America, its territories and possessions, any State of the United States of America and the District of Columbia, and all other areas subject to its jurisdiction;

"US$" or "US dollar"               the lawful currency of the US;

"US Person"                        as defined in Regulation S under the
                                   Securities Act;

"Wasserstein Perella"              Wasserstein Perella & Co. Limited.


Bases of calculation in this document

FX rate (pound)1 = $1.68

The loss of value of over 59 per cent. against the FTSE All-Share Index is calculated as [1 - (a/b)] where: a = Filofax's closing share price of 140 pence on 23 September 1998; b = the value of the FTSE All-Share Index on 23 September 1998, having rebased the index to Filofax's share price on 1 January 1996.